Sub-Item 77I: Terms of new or amended securities

77I(b) - Attached is the Class R Shares to the Multiple Class Plan of Federated International Leaders Fund, a portfolio of Federated World Investment Series, Inc. The information contained in the attached Exhibit serves as the description of Class R Shares as required by this Item.

CLASS R SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN
(REVISED 6/1/13)


1.    SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement for the Class R Shares will consist of:

(i) Excepting Federated Kaufmann Fund, sales by financial intermediaries to retirement plans, with shareholder services provided by the retirement plan recordkeepers; and

(ii) with respect to the Federated Kaufmann Fund, (a) sales by financial intermediaries to retirement plans; (b) the issuance of Class R Shares as provided in the Plan of Reorganization between the Federated-Kaufmann Fund and the Kaufmann Fund; (c) additional investments by former Kaufmann Fund shareholders and related persons; and (d) shareholder services provided by financial intermediaries..

Financial intermediaries and the principal underwriter may receive payments for distribution and/or administrative services under a Rule 12b-1 Plan, in addition, financial intermediaries may receive shareholder service fees for services provided. In connection with this basic arrangement, Class R Shares will bear the following fees and expenses:

Fees and Expenses           Maximum Amount Allocated Class R Shares

Sales Load                      None

Contingent Deferred Sales       None

Charge ("CDSC")

Redemption Fee                  As set forth in the attached Schedule

Shareholder Service Fee         As set forth in the attached Schedule

12b-1 Fee                    As set forth in the attached Schedule

Other Expenses              Itemized expenses incurred by the Fund with
                            respect to holders of Class R Shares as
                            described in Section 3 of the Multiple Class
                            Plan




2.    CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class R Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion
Rights: None

Exchange
Privilege: With respect to the Kaufmann Fund, shareholders who are former shareholders of the Kaufmann Fund, Inc. and their immediate family members or shareholders who have purchased shares through the financial intermediary relationships that existed for the Kaufmann
Fund may exchange their Class R Shares for Class A Shares of any other fund. Investors who are eligible to purchase Class R Shares
(e.g. 401(k) plans, 457 plans, employer sponsored 403(b) plans, profit sharing and money purchase pension plans, defined benefit plans, non-qualified deferred compensation plans and IRA rollovers from such plans, directly or through financial intermediaries) may exchange their Class R Shares into Class R Shares of any other
Fund.  A Grandfathered Shareholder may exchange into Class R
Shares of another Fund only if such shareholder is an eligible investor in the Class R Shares of that Fund.

With respect to the other funds, Class R Shares may be exchanged for Class R Shares, including the Kaufmann
Fund.


In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, after the payment of any redemption fees to the Fund. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

3.    REDEMPTION FEE

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class R Shares will be applied to fees incurred or amounts expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.
A Fund shall waive any redemption fee with respect to Class R Shares redeemed or exchange by employer-sponsored retirement plans.


SCHEDULE OF FUNDS
OFFERING CLASS R SHARES

The Funds set forth on this Schedule each offer Class R Shares on the terms set forth in the Class R Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

Multiple Class Company     12b-1     Shareholder     Redemption
Series                     Fee       Services Fee    Fee

FEDERATED EQUITY FUNDS:
Federated Clover
Small Value Fund          0.50%       None           None
Federated Clover
Value Fund                0.50%       None           None
Federated
InterContinental Fund     0.50%       None      2% on shares redeemed
                                                or exchanged within
                                                30 days of purchase
Federated
Kaufmann Fund             0.50%       0.25%         0.20%
Federated Kaufmann
Large Cap Fund            0.50%       None           None
Federated Kaufmann
Small Cap Fund            0.50%       None           None
Federated MDT
Mid-Cap Growth
Strategies
Fund                      0.50%       None           None

FEDERATED EQUITY
INCOME FUND, INC.         0.50%       None           None

FEDERATED GLOBAL
ALLOCATION FUND           0.50%       None           None

FEDERATED INCOME SECURITIES TRUST
FEDERATED CAPITAL
INCOME FUND               0.50%       None           None

FEDERATED INDEX TRUST:
Federated Max-Cap
Index Fund                0.50%       None           None

FEDERATED MDT SERIES:
Federated MDT All
Cap Core Fund             0.50%       None           None
Federated MDT
Balanced Fund           0.50%        None            None

FEDERATED TOTAL RETURN SERIES, INC.:
Federated Total
Return Bond Fund       0.50%         None            None

FEDERATED U.S. GOVERNMENT
SECURITIES
FUND: 2-5 YEARS        0.50%         None            None

FEDERATED WORLD
INVESTMENT SERIES, INC.
FEDERATED INTERNATIONAL
LEADERS FUND           0.50%         None            None

MONEY MARKET OBLIGATIONS TRUST:
Federated Automated Cash
Management Trust       0.50%         None             None





Sub-Item 77I: Terms of new or amended securities

77I(b) - Attached is the Class R6 Shares to the Multiple Class Plan of Federated International Leaders Fund, a portfolio of Federated World Investment Series, Inc. The information contained in the attached Exhibit serves as the description of Class R6 Shares as required by this Item.

R6 SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN
(REVISED AS OF 12/1/13)

1.    SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the R6 Shares will consist of:

(i)	sales and shareholder servicing by financial
intermediaries to the following categories of investors
("Eligible Investors"):

An investor participating in a wrap program or other fee-based program sponsored by a financial intermediary;

An investor participating in a no-load network or platform sponsored by a financial intermediary where
Federated has entered into an agreement with the intermediary;

A trustee/director, employee or former employee of the Fund, the Adviser, the Distributor and their affiliates; an immediate family member of these individuals, or a trust, pension or profit-sharing plan for these individuals;

An employer-sponsored retirement plan;

A trust institution investing on behalf of its trust customers;

An investor, other than a natural person, purchasing
Shares directly from the Fund;

A Federated Fund;

An investor (including a natural person) who acquired
R6 Shares pursuant to the terms of an agreement and plan of reorganization which permits the investor to acquire such Shares; and

In connection with an acquisition of an investment management or advisory business, or related investment services, products or assets, by Federated or its investment advisory subsidiaries, an investor
(including a natural person) who (1) becomes a client of an investment advisory subsidiary of Federated or
(2) is a shareholder or interest holder of a pooled investment vehicle or product that becomes advised or subadvised by a Federated investment advisory subsidiary as a result of such an acquisition other than as a result of a fund reorganization transaction pursuant to an agreement and plan of reorganization.

In connection with this arrangement, R6 Shares will bear the following fees and expenses:

Fees and Expenses           Maximum Amount Allocated R6 Shares

Sales Load                  None

Contingent Deferred
Sales Charge ("CDSC")       None

Shareholder Service         None
Fee

Redemption Fee              None

12b-1 Fee                   None


Other Expenses           Itemized expenses incurred by the Fund with
                         respect to holders of R6 Shares.


2.    CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, R6 Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None

Exchange Privileges: R6 Shares may be exchanged for Shares of any other Federated fund or share class that does not have a stated sales charge or a contingent deferred sales charge, except Federated Liberty U.S.
Government Money Market Trust.


In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, after the payment of any redemption fees to the Fund. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.




SCHEDULE OF FUNDS
OFFERING R6 SHARES

The Funds set forth on this Schedule each offer R6 Shares on the terms set forth in the R6 Shares Exhibit to the Multiple Class
Plan.

Multiple Class Company
  Series

Federated Equity Funds
  Federated InterContinental Fund
  Federated Kaufmann Large Cap Fund

Federated World Investment Series, Inc.
  Federated International Leaders Fund